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EXHIBIT 99.1 FORM OF SUBSCRIPTION AGREEMENT FOR RIGHTS OFFERING

                          RIGHTS SUBSCRIPTION AGREEMENT





Ohio State Banchsares, Inc.
111 S. Main St.
Marion, Ohio  43302

 Gentlemen:

        The undersigned hereby subscribes for and agrees to purchase the number of shares of common stock, $10 par value (the "Shares"), of OHIO STATE BANCSHARES, INC., an Ohio corporation (the "Company"), indicated below. The undersigned has executed and delivered this Subscription Agreement in connection with the Company's offering of Shares described in its Prospectus dated _____________, 1998. (Such Prospectus, including any amendments and supplements thereto, is herein called the "Prospectus.")

        The undersigned agrees to purchase the Shares subscribed for herein for the purchase price of $45.00 per share and has delivered to the Company with this Subscription Agreement a check made payable to "Ohio State Bancshares, Inc." in an amount equal to the aggregate purchase price of all Shares subscribed. The undersigned acknowledges receipt of a copy of the Prospectus.




__________________________________      ________________________________________
Number of Shares owned of Record        Please PRINT OR TYPE exact name(s)
in on ______________, 1998              which undersigned desires Shares to be
                                        registered.


__________________________________      ________________________________________
Number of Rights Shares                 Signature of Investor


__________________________________      ________________________________________
Number of Rights Shares Purchased       Signature of Joint Investor, if any


__________________________________
Total Subscription Price
(at $45.00 per share)